Exhibit 99.1

Apple Hospitality REIT Reports Results of Operations for Third Quarter 2021

RICHMOND, Va. (November 4, 2021) – Apple Hospitality REIT, Inc. (NYSE: APLE) (the “Company” or “Apple Hospitality”) today announced results of operations for the third quarter ended September 30, 2021.

Apple Hospitality REIT, Inc.

Selected Statistical and Financial Data

As of and For the Three and Nine Months Ended September 30

(Unaudited) (in thousands, except statistical and per share amounts)(1)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2021	2020	% Change	2021	2020	% Change
Net income (loss)	$31,759	$(40,948)	n/a	$5,607	$(121,960)	n/a
Net income (loss) per share	$0.14	$(0.18)	n/a	$0.02	$(0.55)	n/a

Adjusted EBITDAre	$92,162	$27,962	229.6%	$205,849	$76,415	169.4%
Comparable Hotels Adjusted Hotel EBITDA	$106,561	$33,076	222.2%	$231,625	$92,112	151.5%
Comparable Hotels Adjusted Hotel EBITDA Margin %	38.4%	23.6%	1,480 bps	34.9%	21.1%	1,380 bps
Modified funds from operations (MFFO)	$76,065	$9,118	734.2%	$152,417	$22,912	565.2%
MFFO per share	$0.33	$0.04	725.0%	$0.68	$0.10	580.0%

Average Daily Rate (ADR) (Actual)	$140.02	$104.78	33.6%	$121.36	$116.16	4.5%
Occupancy (Actual)	71.5%	48.6%	47.1%	65.9%	45.9%	43.6%
Revenue Per Available Room (RevPAR) (Actual)	$100.14	$50.94	96.6%	$79.94	$53.33	49.9%

Comparable Hotels ADR	$141.56	$106.13	33.4%	$123.19	$117.16	5.1%
Comparable Hotels Occupancy	71.6%	48.7%	47.0%	66.0%	45.9%	43.8%
Comparable Hotels RevPAR	$101.32	$51.64	96.2%	$81.33	$53.81	51.1%

Cash and cash equivalents	$39,432
Total debt outstanding	$1,372,421
Total debt outstanding, net of cash and cash equivalents	$1,332,989
Total debt outstanding, net of cash and cash equivalents, to total capitalization (2)	27.1%

(1)

Explanations of and reconciliations to net income (loss) determined in accordance with generally accepted accounting principles (“GAAP”) of non-GAAP financial measures, Adjusted EBITDAre, Comparable Hotels Adjusted Hotel EBITDA and MFFO, are included below.

(2)

Total debt outstanding, net of cash and cash equivalents ("net total debt outstanding"), divided by net total debt outstanding plus equity market capitalization based on the Company’s closing share price of $15.73 on September 30, 2021.

Comparable Hotels is defined as the 215 hotels owned by the Company as of September 30, 2021. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Justin Knight, Chief Executive Officer of Apple Hospitality, commented, “Operations continued to improve during the third quarter of this year, and we are pleased to report RevPAR for the quarter of $100 for our full portfolio of hotels, driven by occupancy of 72% and ADR of $140. With strong demand and strategic revenue management, ADR has rebounded quickly, and third quarter 2021 ADR exceeded that achieved during the same period of 2019, helping to shrink the gap from third quarter 2019 RevPAR to only 10%. As top-line fundamentals have strengthened, we have continued our efforts to maximize operational efficiencies by effectively managing costs across our portfolio and once again achieved strong bottom-line results despite inflationary pressures and a challenging labor environment. For the quarter, Adjusted EBITDAre was $92 million, MFFO was $76 million and Comparable Hotels Adjusted Hotel EBITDA Margin was approximately 38%, 30 basis points ahead of the same measure for the third quarter of 2019."

Mr. Knight continued, “Our outperformance since the onset of the pandemic is a testament to the merits of our strategy and a tribute to our corporate and on-site management teams. With the diversification and resiliency of our portfolio of rooms-focused hotels combined with the strength and flexibility of our balance sheet, we entered 2020 on incredibly strong footing and successfully navigated the most challenging downturn our industry has ever faced. Through our recent transactions, operational outperformance, early exit from the covenant waiver period and low leverage, we are incredibly well positioned. As the industry recovery continues, we will benefit from additional upside in our existing portfolio. The strength of our balance sheet and our operational performance give us confidence in our ability to maximize profitability and grow our portfolio in ways that will further enhance shareholder returns over the long term.”

Hotel Portfolio Overview

As of September 30, 2021, Apple Hospitality owned 215 hotels, with an aggregate of 28,085 guest rooms located in 85 markets throughout 35 states.

Operations Update

•

Strong operating performance: During the third quarter of 2021, the Company produced its strongest quarterly operational results since the beginning of the pandemic with occupancy, ADR and RevPAR approaching 2019 levels and exceeding industry averages as reported by STR. For the third quarter of 2021, the Company’s portfolio achieved ADR that exceeded third quarter 2019 ADR, with RevPAR trailing third quarter 2019 RevPAR by approximately 10%. Occupancy for the Company’s portfolio for the month of July 2021 was approximately 76%, the highest monthly level since the onset of the pandemic. Occupancy for the month of October 2021 was approximately 73%, up from approximately 69% in September 2021.

•

Strong bottom-line performance: The Company achieved Comparable Hotels Adjusted Hotel EBITDA of approximately $107 million, an increase of 16% as compared to the same measure for the second quarter of 2021. The Company continues to maximize operational efficiencies by effectively managing costs, optimizing certain services and amenities, and renegotiating rates under various service contracts. Hotel operating expenses were reduced by approximately 18% during the third quarter of 2021, as compared to the same period of 2019. The Company achieved Comparable Hotels Adjusted Hotel EBITDA Margin of approximately 38% for the third quarter of 2021, 30 basis points ahead of the same measure for the third quarter of 2019.

•

Continued transactional activity: During and subsequent to the third quarter of 2021, the Company sold a portfolio of 20 hotels for a gross sales price of approximately $211 million and acquired four hotels for a combined total purchase price of approximately $186 million. The Company currently has outstanding contracts for the purchase of four additional hotels for a combined total purchase price of approximately $205 million.

•

Exited the extended covenant waiver period: In July 2021, the Company elected to exit the extended covenant waiver period early, pursuant to the terms of each of its unsecured credit facilities, as amended, which among other

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benefits, lifted certain restrictions and limitations related to the Company’s allocation of capital that were applicable during the extended covenant waiver period.

The following table highlights the Company’s monthly performance during the third quarter of 2021, as compared to the third quarters of 2020 and 2019 (in thousands, except statistical data):

				Three Months Ended				Three Months Ended				Three Months Ended
	July	August	September	September 30,	July	August	September	September 30,	July	August	September	September 30,
	2021	2021	2021	2021	2020	2020	2020	2020	2019	2019	2019	2019
ADR	$141.51	$140.43	$137.85	$140.02	$107.40	$104.58	$102.63	$104.78	$143.05	$137.65	$136.69	$139.21
Occupancy	75.5%	69.7%	69.1%	71.5%	45.0%	49.3%	51.7%	48.6%	81.7%	80.7%	77.1%	79.9%
RevPAR	$106.90	$97.85	$95.24	$100.14	$48.32	$51.51	$53.02	$50.94	$116.82	$111.12	$105.37	$111.17
Adjusted Hotel EBITDA (1)	$41,942	$32,185	$31,296	$105,423	$10,676	$12,796	$11,216	$34,688	$45,699	$41,818	$37,079	$124,596

(1)	See explanation and reconciliation of Adjusted Hotel EBITDA to net income (loss) included below.

Portfolio Activity

Acquisitions

Since the beginning of 2021, the Company has acquired five hotels for a total combined purchase price of approximately $235 million. The Company acquired the following four hotels during or subsequent to the third quarter of 2021:

•	In August 2021, the Company acquired the existing 178-room AC Hotel by Marriott Portland Downtown Waterfront in Portland, Maine, for a total purchase price of approximately $67 million.
•	In September 2021, the Company acquired the existing 130-room Hyatt Place Greenville Downtown in Greenville, South Carolina, for a total purchase price of approximately $30 million.
•	In September 2021, the Company acquired the newly developed 157-room Aloft Portland on the waterfront in downtown Portland, Maine, for a total purchase price of approximately $51 million.
•	In October 2021, the Company acquired the existing 150-room Hilton Garden Inn Memphis Downtown in Memphis, Tennessee, for a total purchase price of approximately $38 million.

The Company has acquired nine hotels for a total purchase price of approximately $347 million since the beginning of the COVID-19 pandemic.

In August 2021, the Company purchased the fee interest in the land at its Residence Inn by Marriott in Seattle, Washington, which was previously held under a finance ground lease, for a total purchase price of $80 million, consisting of a $24 million cash payment and a one-year note payable to the seller for $56 million.

Contracts for Potential Acquisitions

The Company has entered into separate contracts for the potential purchase of four additional hotels for a total combined purchase price of approximately $205 million. Details related to the purchase contracts are as follows:

•

In July 2021, the Company entered into a contract for the purchase of an Embassy Suites by Hilton that will be constructed in Madison, Wisconsin, with an expected 260 rooms, for an anticipated total purchase price of approximately $79 million.

•

In September 2021, the Company entered into a contract for the purchase of the existing 157-room Hilton Garden Inn Fort Worth Medical Center in Fort Worth, Texas, for a total purchase price of approximately $29.5 million.

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•

In September 2021, the Company entered into a contract for the purchase of the existing 112-room Homewood Suites by Hilton Fort Worth Medical Center in Fort Worth, Texas, for a total purchase price of approximately $21.5 million.

•

In September 2021, the Company entered into a contract for the purchase of the existing 243-room Hampton Inn & Suites by Hilton Portland Pearl District in Portland, Oregon, for a total purchase price of approximately $75 million.

There are many conditions to closing under the contracts for each of the acquisitions described above that have not yet been satisfied, and there can be no assurance that closings on the four hotels will occur. Assuming all conditions to closing are met, the Company anticipates acquiring the hotels in Fort Worth, Texas, and Portland, Oregon, during the fourth quarter of 2021 and acquiring the hotel in Madison, Wisconsin, following completion of construction, which is expected to occur no earlier than 2023.

Dispositions

Since the beginning of 2021, the Company has sold 23 hotels in four transactions for a total combined gross sales price of approximately $235 million, including a portfolio of 20 hotels that was sold in July 2021 in one transaction for a total gross sales price of approximately $211 million.

The hotel portfolio the Company sold in July 2021 included the following hotels:

•	The 97-room Hilton Garden Inn and the 91-room Homewood Suites by Hilton in Montgomery, Alabama.
•	The 88-room Residence Inn by Marriott in Rogers, Arkansas.
•	The 127-room Courtyard by Marriott in Phoenix, Arizona.
•	The 78-room Courtyard by Marriott in Lakeland, Florida.
•	The 87-room Fairfield Inn & Suites by Marriott in Albany, Georgia.
•	The 166-room Hilton Garden Inn in Schaumburg, Illinois.
•	The 136-room SpringHill Suites by Marriott in Andover, Massachusetts.
•	The 92-room Residence Inn by Marriott in Fayetteville, North Carolina.
•	The 78-room Residence Inn by Marriott in Greenville, South Carolina.
•	The 85-room Hampton Inn & Suites by Hilton in Jackson, Tennessee.
•	The 90-room Courtyard by Marriott in Johnson City, Tennessee.
•	The 103-room Hampton Inn & Suites by Hilton and the 150-room Hilton Garden Inn in Allen, Texas.
•	The 133-room Residence Inn by Marriott in Beaumont, Texas.
•	The 88-room Hampton Inn & Suites by Hilton in Fort Worth-Burleson, Texas.
•	The 145-room Hilton Garden Inn in El Paso, Texas.
•	The 77-room Homewood Suites by Hilton in Irving, Texas.
•	The 103-room SpringHill Suites by Marriott in Richmond, Virginia.
•	The 119-room SpringHill Suites by Marriott in Vancouver, Washington.

The Company has sold 24 hotels for a total sales price of approximately $245 million since the beginning of the COVID-19 pandemic.

Capital Improvements

Apple Hospitality consistently reinvests in its hotels to maintain and enhance each property’s relevance and competitive position within its respective market. During the nine months ended September 30, 2021, the Company invested approximately $10 million in capital expenditures. The Company plans to continue to reinvest in its hotels and

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anticipates investing an additional $15 million to $20 million in capital improvements during the remainder of 2021, which includes scheduled renovations for eight hotels and a variety of capital projects.

Balance Sheet and Liquidity

Summary

As of September 30, 2021, Apple Hospitality had approximately $1.4 billion of total outstanding debt with a current combined weighted-average interest rate of approximately 3.5%, cash on hand of approximately $39 million and availability under its revolving credit facility of approximately $425 million. Excluding unamortized debt issuance costs and fair value adjustments, the Company’s total outstanding debt is comprised of approximately $502 million in property-level debt secured by 28 hotels and approximately $870 million outstanding on its unsecured credit facilities. The number of unencumbered hotels in the Company’s portfolio as of September 30, 2021, was 187. The Company’s total debt to total capitalization, net of cash and cash equivalents at September 30, 2021, was approximately 27%. As of September 30, 2021, the Company’s weighted-average debt maturities are 4 years, with no scheduled maturities for the remainder of 2021.

Unsecured Credit Facilities Amendments

As a result of COVID-19 and the associated disruption to the Company’s operating results, as previously disclosed, the Company entered into amendments to each of its unsecured credit facilities in June 2020 and then again in March 2021 to temporarily waive the financial covenant testing under each of its unsecured credit facilities. In July 2021, the Company notified its lenders under its unsecured credit facilities that it had elected to exit the extended covenant waiver period, effective July 29, 2021, pursuant to the terms of each of its unsecured credit facilities, as amended. Upon exiting the extended covenant waiver period, the Company is no longer subject to the restrictions and limitations regarding its investing and financing activities that were applicable during the extended covenant waiver period related to, but not limited to, the acquisition of property, capital expenditures, payment of distributions to shareholders, and use of proceeds from the sale of property or common shares of the Company. In addition, interest rates on the Company’s unsecured credit facilities have decreased for the remainder of the year as a result of exiting the extended covenant waiver period. As of September 30, 2021, the Company met the financial maintenance covenants based on the annualized results of the six months ended September 30, 2021, at the levels required for the second fiscal quarter tested since exiting the extended covenant waiver period.

Capital Markets

The Company terminated its written trading plan under its Share Repurchase Program in March 2020 and has not repurchased any shares under the Share Repurchase Program since that time. As of September 30, 2021, the Company had approximately $345 million remaining under its Share Repurchase Program. The Share Repurchase Program may be suspended or terminated at any time by the Company and will end in July 2022 unless extended. The timing of share repurchases and the number of common shares to be repurchased under the Share Repurchase Program will depend upon the prevailing market conditions, regulatory requirements and other factors.

In August 2020, the Company entered into an equity distribution agreement pursuant to which the Company may sell, from time to time, up to an aggregate of $300 million of its common shares under an at-the-market offering program (the “ATM Program”). No shares were sold under the Company’s ATM Program during the third quarter of 2021. As of September 30, 2021, approximately $224 million remained available for issuance under the ATM Program.

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Shareholder Distributions

On October 18, 2021, the Company paid a quarterly distribution of $0.01 per common share for the third quarter of 2021. The Company was previously restricted in its ability to make distributions during the extended covenant waiver period, which ended in July 2021, except for the payment of cash distributions of $0.01 per common share per quarter or to the extent required to maintain REIT status. The Company’s Board of Directors, in consultation with management, will continue to regularly monitor the Company’s distribution rate relative to the performance of its hotels, capital improvement needs, varying economic cycles, acquisitions and dispositions. At its discretion, the Company’s Board of Directors may make adjustments as determined to be prudent in relation to other cash requirements of the Company or in order to maintain its REIT status for federal income tax purposes.

2021 Outlook

In light of uncertainties related to the ongoing COVID-19 pandemic, the Company has not issued 2021 operational guidance. The Company is providing the following full year 2021 outlook regarding certain corporate expenses, which is based on management’s current view and does not take into account any unanticipated developments in its business or changes in its operating environment:

•	General and administrative expenses are projected to be approximately $32 million to $36 million.
•	Interest expense is projected to be approximately $67 million to $70 million.
•	Capital expenditures are projected to be approximately $25 million to $30 million.

The anticipated interest expense range for 2021 reflects both lower average borrowings and lower average interest rates as the Company exited the extended covenant waiver period in July 2021. The Company does not intend to provide additional outlook updates unless deemed appropriate.

Third Quarter 2021 Earnings Conference Call

The Company will host a quarterly conference call for investors and interested parties at 10 a.m. Eastern Time on Friday, November 5, 2021. The conference call will be accessible by telephone and the internet. To access the call, participants from within the U.S. should dial 877-407-9039, and participants from outside the U.S. should dial 201-689-8470. Participants may also access the call via live webcast by visiting the Investor Information section of the Company's website at ir.applehospitalityreit.com. A replay of the call will be available from approximately 1:00 p.m. Eastern Time on November 5, 2021, through 11:59 p.m. Eastern Time on November 26, 2021. To access the replay, the domestic dial-in number is 844-512-2921, the international dial-in number is 412-317-6671, and the passcode is 13723118. The archive of the webcast will be available on the Company's website for a limited time.

About Apple Hospitality REIT, Inc.

Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded real estate investment trust (“REIT”) that owns one of the largest and most diverse portfolios of upscale, rooms-focused hotels in the United States. Apple Hospitality’s portfolio consists of 216 hotels with more than 28,200 guest rooms located in 85 markets throughout 35 states. Concentrated with industry-leading brands, the Company’s portfolio consists of 94 Marriott-branded hotels, 116 Hilton-branded hotels, four Hyatt-branded hotels and two independent hotels. For more information, please visit www.applehospitalityreit.com.

Apple Hospitality REIT Non-GAAP Financial Measures

The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance:  Funds from Operations (“FFO”); Modified FFO (“MFFO”); Earnings Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”); Earnings Before Interest, Income Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”); Adjusted EBITDAre; and Adjusted Hotel EBITDA. These non-GAAP financial

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measures should be considered along with, but not as alternatives to, net income (loss), cash flow from operations or any other operating GAAP measure. FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA are not necessarily indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. Although FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA, as calculated by the Company, may not be comparable to FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA, as reported by other companies that do not define such terms exactly as the Company defines such terms, the Company believes these supplemental measures are useful to investors when comparing the Company’s results between periods and with other REITs. Reconciliations of these non-GAAP financial measures to net income (loss) are provided in the following pages.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are typically identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” “outlook,” “strategy,” and similar expressions that convey the uncertainty of future events or outcomes. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

Currently, one of the most significant factors that could cause actual outcomes to differ materially from the Company’s forward-looking statements continues to be the adverse effect of COVID-19, including resurgences and variants, on the Company’s business, financial performance and condition, operating results and cash flows, the real estate market and the hospitality industry specifically, and the global economy and financial markets generally. The significance, extent and duration of the continued impacts caused by the COVID-19 outbreak on the Company will depend on future developments, which are highly uncertain and cannot be predicted with confidence at this time, including the scope, severity and duration of the pandemic, the extent and effectiveness of the actions taken to contain the pandemic or mitigate its impact, the speed of the vaccine distribution, the efficacy, acceptance and availability of vaccines, the duration of associated immunity and efficacy of the vaccines against variants of COVID-19, the potential for additional hotel closures/consolidations that may be mandated or advisable, whether based on increased COVID-19 cases, new variants or other factors, the slowing or potential rollback of “reopenings” in certain states, and the direct and indirect economic effects of the pandemic and containment measures, among others. Moreover, investors are cautioned to interpret many of the risks identified under the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 as being heightened as a result of the ongoing and numerous adverse impacts of COVID-19. Additional factors include, but are not limited to, the ability of the Company to effectively acquire and dispose of properties and redeploy proceeds; the ability of the Company to fund capital obligations; the ability of the Company to successfully integrate pending transactions and implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions; reduced business and leisure travel due to travel-related health concerns, including the widespread outbreak of COVID-19 or an increase in COVID-19 cases or any other infectious or contagious diseases in the U.S. or abroad; adverse changes in the real estate and real estate capital markets; financing risks; changes in interest rates; litigation risks; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact the Company’s business, assets or classification as a REIT. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate. In light of the significant

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uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved. In addition, the Company’s qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended. Readers should carefully review the risk factors described in the Company’s filings with the Securities and Exchange Commission, including but not limited to those discussed in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020. Any forward-looking statement that the Company makes speaks only as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

Contact:

Apple Hospitality REIT, Inc.

Kelly Clarke, Vice President, Investor Relations

804-727-6321

kclarke@applereit.com

For additional information or to receive press releases by email, visit www.applehospitalityreit.com.

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Apple Hospitality REIT, Inc.

Consolidated Balance Sheets

(in thousands, except share data)

	September 30,	December 31,
	2021	2020
	(unaudited)
Assets
Investment in real estate, net of accumulated depreciation and amortization of $1,266,122 and $1,235,698, respectively	$4,541,424	$4,732,896
Assets held for sale	-	5,316
Cash and cash equivalents	39,432	5,556
Restricted cash-furniture, fixtures and other escrows	34,446	28,812
Due from third party managers, net	52,322	22,137
Other assets, net	37,203	35,042
Total Assets	$4,704,827	$4,829,759

Liabilities
Debt, net	$1,366,621	$1,482,571
Finance lease liabilities	111,706	219,981
Accounts payable and other liabilities	98,386	97,860
Total Liabilities	1,576,713	1,800,412

Shareholders' Equity
Preferred stock, authorized 30,000,000 shares; none issued and outstanding	-	-
Common stock, no par value, authorized 800,000,000 shares; issued and outstanding 228,354,214 and 223,212,346 shares, respectively	4,570,217	4,488,419
Accumulated other comprehensive loss	(24,650)	(42,802)
Distributions greater than net income	(1,417,453)	(1,416,270)
Total Shareholders' Equity	3,128,114	3,029,347

Total Liabilities and Shareholders' Equity	$4,704,827	$4,829,759

Note:  The Consolidated Balance Sheets and corresponding footnotes can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021.

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Apple Hospitality REIT, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited)

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenues:
Room	$260,415	$140,116	$640,062	$434,923
Food and beverage	6,315	2,235	14,186	14,386
Other	10,434	6,475	29,033	18,605
Total revenue	277,164	148,826	683,281	467,914

Expenses:
Hotel operating expense:
Operating	61,954	33,124	153,290	120,860
Hotel administrative	23,126	16,625	62,408	54,079
Sales and marketing	23,015	13,728	58,283	47,517
Utilities	11,410	9,967	31,322	25,465
Repair and maintenance	12,600	8,842	34,711	26,983
Franchise fees	12,274	6,603	30,058	20,516
Management fees	9,574	4,873	23,031	15,425
Total hotel operating expense	153,953	93,762	393,103	310,845
Property taxes, insurance and other	17,927	20,523	54,936	58,820
General and administrative	13,261	6,726	29,815	22,274
Loss on impairment of depreciable real estate assets	-	-	10,754	4,382
Depreciation and amortization	44,217	50,171	139,313	149,590
Total expense	229,358	171,182	627,921	545,911

Gain on sale of real estate	44	-	3,664	8,785

Operating income (loss)	47,850	(22,356)	59,024	(69,212)

Interest and other expense, net	(15,977)	(18,531)	(53,108)	(52,483)

Income (loss) before income taxes	31,873	(40,887)	5,916	(121,695)

Income tax expense	(114)	(61)	(309)	(265)

Net income (loss)	$31,759	$(40,948)	$5,607	$(121,960)

Other comprehensive income (loss):
Interest rate derivatives	3,426	2,739	18,152	(43,622)

Comprehensive income (loss)	$35,185	$(38,209)	$23,759	$(165,582)

Basic and diluted net income (loss) per common share	$0.14	$(0.18)	$0.02	$(0.55)

Weighted average common shares outstanding - basic and diluted	228,436	223,293	225,664	223,620

Note: The Consolidated Statements of Operations and Comprehensive Income (Loss) and corresponding footnotes can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021.

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Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2021	2020	% Change	2021	2020	% Change
Total revenue	$277,571	$139,870	98.4%	$663,102	$436,697	51.8%

Total operating expenses	171,010	106,794	60.1%	431,477	344,585	25.2%

Adjusted Hotel EBITDA	$106,561	$33,076	222.2%	$231,625	$92,112	151.5%
Adjusted Hotel EBITDA Margin %	38.4%	23.6%	1,480 bps	34.9%	21.1%	1,380 bps

ADR (Comparable Hotels)	$141.56	$106.13	33.4%	$123.19	$117.16	5.1%
Occupancy (Comparable Hotels)	71.6%	48.7%	47.0%	66.0%	45.9%	43.8%
RevPAR (Comparable Hotels)	$101.32	$51.64	96.2%	$81.33	$53.81	51.1%

ADR (Actual)	$140.02	$104.78	33.6%	$121.36	$116.16	4.5%
Occupancy (Actual)	71.5%	48.6%	47.1%	65.9%	45.9%	43.6%
RevPAR (Actual)	$100.14	$50.94	96.6%	$79.94	$53.33	49.9%

Reconciliation to Actual Results

Total Revenue (Actual)	$277,164	$148,826		$683,281	$467,914
Revenue from acquisitions prior to ownership	4,279	2,371		10,203	4,820
Revenue from dispositions	(3,872)	(11,327)		(30,382)	(36,037)
Comparable Hotels Total Revenue	$277,571	$139,870		$663,102	$436,697

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$105,423	$34,688		$235,664	$98,689
AHEBITDA from acquisitions prior to ownership	2,439	864		4,697	605
AHEBITDA from dispositions	(1,301)	(2,476)		(8,736)	(7,182)
Comparable Hotels AHEBITDA	$106,561	$33,076		$231,625	$92,112

Comparable Hotels is defined as the 215 hotels owned by the Company as of September 30, 2021. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Reconciliation of net income (loss) to non-GAAP financial measures is included in the following pages.

Page | 11

Apple Hospitality REIT, Inc.

Comparable Hotels Quarterly Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	Three Months Ended
	9/30/2019	12/31/2019	3/31/2020	6/30/2020	9/30/2020	12/31/2020	3/31/2021	6/30/2021	9/30/2021
Total revenue	$310,955	$269,646	$221,945	$74,882	$139,870	$125,049	$148,968	$236,563	$277,571

Total operating expenses	192,432	178,941	163,276	74,515	106,794	103,487	115,634	144,833	171,010

Adjusted Hotel EBITDA	$118,523	$90,705	$58,669	$367	$33,076	$21,562	$33,334	$91,730	$106,561
Adjusted Hotel EBITDA Margin %	38.1%	33.6%	26.4%	0.5%	23.6%	17.2%	22.4%	38.8%	38.4%

ADR (Comparable Hotels)	$142.99	$134.06	$134.28	$99.98	$106.13	$98.76	$99.84	$122.43	$141.56
Occupancy (Comparable Hotels)	80.0%	73.0%	60.8%	28.4%	48.7%	46.2%	55.5%	70.8%	71.6%
RevPAR (Comparable Hotels)	$114.41	$97.89	$81.62	$28.37	$51.64	$45.68	$55.42	$86.64	$101.32

ADR (Actual)	$139.21	$131.41	$132.55	$100.76	$104.78	$97.87	$99.19	$120.56	$140.02
Occupancy (Actual)	79.9%	72.9%	60.9%	28.2%	48.6%	46.5%	55.5%	70.7%	71.5%
RevPAR (Actual)	$111.17	$95.85	$80.66	$28.44	$50.94	$45.46	$55.09	$85.28	$100.14

Reconciliation to Actual Results

Total Revenue (Actual)	$331,722	$289,971	$238,010	$81,078	$148,826	$133,965	$158,713	$247,404	$277,164
Revenue from acquisitions prior to ownership	6,304	4,623	2,224	225	2,371	2,456	1,655	4,269	4,279
Revenue from dispositions	(27,071)	(24,948)	(18,289)	(6,421)	(11,327)	(11,372)	(11,400)	(15,110)	(3,872)
Comparable Hotels Total Revenue	$310,955	$269,646	$221,945	$74,882	$139,870	$125,049	$148,968	$236,563	$277,571

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$124,596	$96,836	$63,297	$704	$34,688	$23,296	$35,427	$94,814	$105,423
AHEBITDA from acquisitions prior to ownership	3,020	1,748	279	(538)	864	920	203	2,055	2,439
AHEBITDA from dispositions	(9,093)	(7,879)	(4,907)	201	(2,476)	(2,654)	(2,296)	(5,139)	(1,301)
Comparable Hotels AHEBITDA	$118,523	$90,705	$58,669	$367	$33,076	$21,562	$33,334	$91,730	$106,561

Note:  Comparable Hotels is defined as the 215 hotels owned by the Company as of September 30, 2021. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Reconciliation of net income (loss) to non-GAAP financial measures is included in the following pages.

Page | 12

Apple Hospitality REIT, Inc.

Same Store Hotels Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2021	2020	% Change	2021	2020	% Change
Total revenue	$264,318	$136,347	93.9%	$637,332	$430,332	48.1%

Total operating expenses	163,999	104,267	57.3%	415,564	339,040	22.6%

Adjusted Hotel EBITDA	$100,319	$32,080	212.7%	$221,768	$91,292	142.9%
Adjusted Hotel EBITDA Margin %	38.0%	23.5%	1,450 bps	34.8%	21.2%	1,360 bps

ADR (Same Store Hotels)	$139.75	$105.71	32.2%	$122.17	$117.41	4.1%
Occupancy (Same Store Hotels)	71.7%	48.9%	46.6%	66.4%	46.0%	44.3%
RevPAR (Same Store Hotels)	$100.24	$51.64	94.1%	$81.08	$54.02	50.1%

ADR (Actual)	$140.02	$104.78	33.6%	$121.36	$116.16	4.5%
Occupancy (Actual)	71.5%	48.6%	47.1%	65.9%	45.9%	43.6%
RevPAR (Actual)	$100.14	$50.94	96.6%	$79.94	$53.33	49.9%

Reconciliation to Actual Results

Total Revenue (Actual)	$277,164	$148,826		$683,281	$467,914
Revenue from acquisitions	(8,974)	(1,152)		(15,567)	(1,545)
Revenue from dispositions	(3,872)	(11,327)		(30,382)	(36,037)
Same Store Hotels Total Revenue	$264,318	$136,347		$637,332	$430,332

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$105,423	$34,688		$235,664	$98,689
AHEBITDA from acquisitions	(3,803)	(132)		(5,160)	(215)
AHEBITDA from dispositions	(1,301)	(2,476)		(8,736)	(7,182)
Same Store Hotels AHEBITDA	$100,319	$32,080		$221,768	$91,292

Same Store Hotels is defined as the 207 hotels owned by the Company as of January 1, 2020 and during the entirety of the periods being compared. This information has not been audited.

Reconciliation of net income (loss) to non-GAAP financial measures is included in the following pages.

Page | 13

Apple Hospitality REIT, Inc.

Same Store Hotels Quarterly Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	Three Months Ended
	3/31/2020	6/30/2020	9/30/2020	12/31/2020	3/31/2021	6/30/2021	9/30/2021
Total revenue	$219,721	$74,264	$136,347	$120,621	$144,861	$228,153	$264,318

Total operating expenses	161,331	73,442	104,267	100,298	112,106	139,459	163,999

Adjusted Hotel EBITDA	$58,390	$822	$32,080	$20,323	$32,755	$88,694	$100,319
Adjusted Hotel EBITDA Margin %	26.6%	1.1%	23.5%	16.8%	22.6%	38.9%	38.0%

ADR (Same Store Hotels)	$134.29	$101.44	$105.71	$98.36	$99.61	$121.79	$139.75
Occupancy (Same Store Hotels)	60.9%	28.2%	48.9%	46.2%	56.0%	71.3%	71.7%
RevPAR (Same Store Hotels)	$81.81	$28.62	$51.64	$45.47	$55.74	$86.79	$100.24

ADR (Actual)	$132.55	$100.76	$104.78	$97.87	$99.19	$120.56	$140.02
Occupancy (Actual)	60.9%	28.2%	48.6%	46.5%	55.5%	70.7%	71.5%
RevPAR (Actual)	$80.66	$28.44	$50.94	$45.46	$55.09	$85.28	$100.14

Reconciliation to Actual Results

Total Revenue (Actual)	$238,010	$81,078	$148,826	$133,965	$158,713	$247,404	$277,164
Revenue from acquisitions	-	(393)	(1,152)	(1,972)	(2,452)	(4,141)	(8,974)
Revenue from dispositions	(18,289)	(6,421)	(11,327)	(11,372)	(11,400)	(15,110)	(3,872)
Same Store Hotels Total Revenue	$219,721	$74,264	$136,347	$120,621	$144,861	$228,153	$264,318

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$63,297	$704	$34,688	$23,296	$35,427	$94,814	$105,423
AHEBITDA from acquisitions	-	(83)	(132)	(319)	(376)	(981)	(3,803)
AHEBITDA from dispositions	(4,907)	201	(2,476)	(2,654)	(2,296)	(5,139)	(1,301)
Same Store Hotels AHEBITDA	$58,390	$822	$32,080	$20,323	$32,755	$88,694	$100,319

Note: Same Store Hotels is defined as the 207 hotels owned by the Company as of January 1, 2020 and during the entirety of the periods being compared. This information has not been audited.

Reconciliation of net income (loss) to non-GAAP financial measures is included in the following pages.

Page | 14

Apple Hospitality REIT, Inc.

Reconciliation of Net Income (Loss) to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA

(Unaudited)

(in thousands)

EBITDA is a commonly used measure of performance in many industries and is defined as net income (loss) excluding interest, income taxes, depreciation and amortization. The Company believes EBITDA is useful to investors because it helps the Company and its investors evaluate the ongoing operating performance of the Company by removing the impact of its capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization).  In addition, certain covenants included in the agreements governing the Company’s indebtedness use EBITDA, as defined in the specific credit agreement, as a measure of financial compliance.

In addition to EBITDA, the Company also calculates and presents EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), which defines EBITDAre as EBITDA, excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), plus real estate related impairments, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. The Company presents EBITDAre because it believes that it provides further useful information to investors in comparing its operating performance between periods and between REITs that report EBITDAre using the Nareit definition.

The Company also considers the exclusion of non-cash straight-line operating ground lease expense from EBITDAre useful, as this expense does not reflect the underlying performance of the related hotels (Adjusted EBITDAre).

The Company further excludes actual corporate-level general and administrative expense for the Company from Adjusted EBITDAre (Adjusted Hotel EBITDA) to isolate property-level operational performance over which the Company’s hotel operators have direct control. The Company believes Adjusted Hotel EBITDA provides useful supplemental information to investors regarding operating performance and is used by management to measure the performance of the Company’s hotels and effectiveness of the operators of the hotels.

The following table reconciles the Company’s GAAP net income (loss) to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA on a quarterly basis from March 31, 2019 through September 30, 2021:

	Three Months Ended
	3/31/2019	6/30/2019	9/30/2019	12/31/2019	3/31/2020	6/30/2020	9/30/2020	12/31/2020	3/31/2021	6/30/2021	9/30/2021
Net income (loss)	$38,151	$62,090	$46,223	$25,453	$(2,769)	$(78,243)	$(40,948)	$(51,247)	$(46,435)	$20,283	$31,759
Depreciation and amortization	47,950	48,109	47,887	49,294	49,522	49,897	50,171	50,196	48,710	46,386	44,217
Amortization of favorable and unfavorable operating leases, net	31	31	31	31	101	101	103	137	98	98	98
Interest and other expense, net	15,494	15,857	14,759	15,081	15,566	18,386	18,531	18,352	18,513	18,618	15,977
Income tax expense	206	156	143	174	146	58	61	67	108	87	114
EBITDA	101,832	126,243	109,043	90,033	62,566	(9,801)	27,918	17,505	20,994	85,472	92,165
(Gain) loss on sale of real estate	(1,213)	161	-	(3,969)	(8,839)	54	-	(2,069)	(4,484)	864	(44)
Loss on impairment of depreciable real estate assets	-	-	6,467	-	-	4,382	-	715	10,754	-	-
EBITDAre	100,619	126,404	115,510	86,064	53,727	(5,365)	27,918	16,151	27,264	86,336	92,121
Non-cash straight-line operating ground lease expense	48	47	47	46	47	44	44	45	44	43	41
Adjusted EBITDAre	$100,667	$126,451	$115,557	$86,110	$53,774	$(5,321)	$27,962	$16,196	$27,308	$86,379	$92,162
General and administrative expense	8,137	8,308	9,039	10,726	9,523	6,025	6,726	7,100	8,119	8,435	13,261
Adjusted Hotel EBITDA	$108,804	$134,759	$124,596	$96,836	$63,297	$704	$34,688	$23,296	$35,427	$94,814	$105,423

Page | 15

Apple Hospitality REIT, Inc.

Reconciliation of Net Income (Loss) to FFO and MFFO

(Unaudited)

(in thousands)

The Company calculates and presents FFO in accordance with standards established by Nareit, which defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), extraordinary items as defined by GAAP, and the cumulative effect of changes in accounting principles, plus real estate related depreciation, amortization and impairments, and adjustments for unconsolidated affiliates. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company further believes that by excluding the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that report FFO using the Nareit definition. FFO as presented by the Company is applicable only to its common shareholders, but does not represent an amount that accrues directly to common shareholders.

The Company calculates MFFO by further adjusting FFO for the exclusion of amortization of finance ground lease assets, amortization of favorable and unfavorable operating leases, net and non-cash straight-line operating ground lease expense, as these expenses do not reflect the underlying performance of the related hotels. The Company presents MFFO when evaluating its performance because it believes that it provides further useful supplemental information to investors regarding its ongoing operating performance.

The following table reconciles the Company’s GAAP net income (loss) to FFO and MFFO for the three and nine months ended September 30, 2021 and 2020:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income (loss)	$31,759	$(40,948)	$5,607	$(121,960)
Depreciation of real estate owned	43,028	48,307	134,880	144,019
Gain on sale of real estate	(44)	-	(3,664)	(8,785)
Loss on impairment of depreciable real estate assets	-	-	10,754	4,382
Funds from operations	74,743	7,359	147,577	17,656
Amortization of finance ground lease assets	1,183	1,612	4,418	4,816
Amortization of favorable and unfavorable operating leases, net	98	103	294	305
Non-cash straight-line operating ground lease expense	41	44	128	135
Modified funds from operations	$76,065	$9,118	$152,417	$22,912

Page | 16

Apple Hospitality REIT, Inc.

Debt Summary

(Unaudited)

($ in thousands)

September 30, 2021

	October 1 - December 31, 2021	2022	2023	2024	2025	Thereafter	Total	Fair Market Value
Total debt:
Maturities	$4,375	$165,831	$296,213	$338,597	$245,140	$322,265	$1,372,421	$1,346,923
Average interest rates (1)	3.5%	3.4%	3.4%	3.7%	3.9%	4.0%

Variable-rate debt:
Maturities	$-	$-	$250,000	$310,000	$175,000	$85,000	$820,000	$794,876
Average interest rates (1)	3.0%	3.0%	3.2%	3.6%	4.1%	4.7%

Fixed-rate debt:
Maturities	$4,375	$165,831	$46,213	$28,597	$70,140	$237,265	$552,421	$552,047
Average interest rates	4.1%	4.0%	3.9%	3.9%	3.8%	3.7%

(1)	The average interest rate gives effect to interest rate swaps, as applicable.

Note: See further information on the Company’s indebtedness in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021.

Page | 17

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics Top 20 Markets

Three Months Ended September 30

(Unaudited)

Top 20 Markets		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q3 2021	Q3 2020	% Change	Q3 2021	Q3 2020	% Change	Q3 2021	Q3 2020	% Change	Q3 2021
Top 20 Markets
Portland, ME	3	89.6%	66.7%	34.3%	$302.30	$159.22	89.9%	$270.79	$106.13	155.1%	6.3%
San Diego, CA	7	72.0%	47.0%	53.2%	$173.32	$118.76	45.9%	$124.71	$55.87	123.2%	6.0%
Los Angeles, CA	8	82.7%	71.0%	16.5%	$168.29	$118.41	42.1%	$139.15	$84.04	65.6%	5.7%
Norfolk/Virginia Beach, VA	4	87.0%	82.4%	5.6%	$239.30	$169.20	41.4%	$208.23	$139.40	49.4%	5.0%
Orange County, CA	6	79.7%	45.9%	73.6%	$153.02	$110.51	38.5%	$121.91	$50.76	140.2%	4.2%
Alaska	2	94.1%	72.6%	29.6%	$236.92	$150.89	57.0%	$222.87	$109.54	103.5%	3.2%
Nashville, TN	5	78.2%	43.3%	80.6%	$151.97	$102.49	48.3%	$118.79	$44.35	167.8%	3.1%
North Carolina East	4	80.2%	81.7%	(1.8%)	$172.18	$143.69	19.8%	$138.14	$117.38	17.7%	3.1%
Seattle, WA	3	75.2%	48.7%	54.4%	$181.15	$129.61	39.8%	$136.18	$63.12	115.7%	3.1%
Florida Panhandle	5	74.5%	59.2%	25.8%	$156.81	$121.51	29.1%	$116.76	$71.91	62.4%	2.4%
Chicago, IL	7	60.7%	33.2%	82.8%	$123.67	$91.14	35.7%	$75.05	$30.25	148.1%	2.2%
Fort Worth/Arlington, TX	4	71.9%	50.4%	42.7%	$130.39	$89.74	45.3%	$93.78	$45.25	107.2%	1.8%
Phoenix, AZ	10	63.4%	35.4%	79.1%	$101.23	$82.21	23.1%	$64.14	$29.13	120.2%	1.7%
Omaha, NE	4	66.7%	39.5%	68.9%	$121.92	$87.99	38.6%	$81.31	$34.79	133.7%	1.7%
Melbourne, FL	3	70.7%	52.3%	35.2%	$150.77	$132.46	13.8%	$106.65	$69.25	54.0%	1.6%
Oklahoma City, OK	4	64.5%	52.1%	23.8%	$136.28	$99.38	37.1%	$87.86	$51.81	69.6%	1.6%
Austin, TX	7	71.1%	34.2%	107.9%	$105.11	$78.33	34.2%	$74.70	$26.78	178.9%	1.6%
Alabama North	4	80.6%	54.7%	47.3%	$120.94	$105.59	14.5%	$97.47	$57.72	68.9%	1.5%
Richmond/Petersburg, VA	4	59.1%	23.4%	152.6%	$152.43	$112.89	35.0%	$90.14	$26.38	241.7%	1.5%
Washington, DC	4	69.1%	45.9%	50.5%	$113.59	$102.16	11.2%	$78.47	$46.90	67.3%	1.4%
Top 20 Markets	98	72.6%	48.7%	49.1%	$154.28	$115.12	34.0%	$111.93	$56.04	99.7%	58.7%

All Other Markets	117	70.7%	48.6%	45.5%	$129.26	$97.65	32.4%	$91.32	$47.49	92.3%	41.3%

Total Portfolio	215	71.6%	48.7%	47.0%	$141.56	$106.13	33.4%	$101.32	$51.64	96.2%	100.0%

Note: Market categorization based on STR designation. Top 20 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution.

Page | 18

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics Top 20 Markets

Nine Months Ended September 30

(Unaudited)

Top 20 Markets		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2021	YTD 2020	% Change	YTD 2021	YTD 2020	% Change	YTD 2021	YTD 2020	% Change	YTD 2021
Top 20 Markets
Los Angeles, CA	8	84.1%	59.8%	40.6%	$139.63	$137.94	1.2%	$117.43	$82.52	42.3%	6.5%
San Diego, CA	7	62.9%	44.8%	40.4%	$143.70	$132.32	8.6%	$90.40	$59.26	52.5%	5.3%
Orange County, CA	6	71.9%	44.8%	60.5%	$127.79	$126.87	0.7%	$91.84	$56.84	61.6%	4.0%
Portland, ME	3	65.5%	53.3%	22.9%	$234.56	$113.37	106.9%	$153.54	$60.43	154.1%	4.0%
Norfolk/Virginia Beach, VA	4	78.6%	59.2%	32.8%	$172.01	$140.27	22.6%	$135.18	$83.02	62.8%	3.8%
North Carolina East	4	76.0%	65.7%	15.7%	$148.46	$127.29	16.6%	$112.89	$83.63	35.0%	3.3%
Phoenix, AZ	10	63.2%	42.0%	50.5%	$103.32	$125.40	(17.6%)	$65.30	$52.63	24.1%	3.2%
Alaska	2	86.2%	67.6%	27.5%	$191.61	$139.82	37.0%	$165.23	$94.52	74.8%	3.0%
Florida Panhandle	5	72.9%	56.2%	29.7%	$142.35	$128.06	11.2%	$103.81	$71.94	44.3%	2.9%
Seattle, WA	3	66.8%	50.8%	31.5%	$151.65	$145.44	4.3%	$101.32	$73.93	37.0%	2.8%
Nashville, TN	5	66.9%	43.1%	55.2%	$129.14	$125.90	2.6%	$86.43	$54.28	59.2%	2.7%
Omaha, NE	4	55.2%	37.3%	48.0%	$131.26	$102.37	28.2%	$72.48	$38.18	89.8%	2.3%
Oklahoma City, OK	4	65.5%	45.7%	43.3%	$122.34	$110.89	10.3%	$80.09	$50.71	57.9%	2.1%
Melbourne, FL	3	66.6%	54.7%	21.8%	$142.26	$143.01	(0.5%)	$94.77	$78.21	21.2%	2.0%
Alabama North	4	76.2%	49.0%	55.5%	$116.50	$108.99	6.9%	$88.82	$53.40	66.3%	1.9%
Austin, TX	7	66.0%	35.3%	87.0%	$97.38	$97.82	(0.4%)	$64.31	$34.54	86.2%	1.8%
Miami, FL	3	78.1%	53.2%	46.8%	$124.79	$118.00	5.8%	$97.52	$62.75	55.4%	1.8%
Fort Worth/Arlington, TX	4	71.1%	47.3%	50.3%	$118.25	$112.46	5.1%	$84.12	$53.17	58.2%	1.8%
Richmond/Petersburg, VA	4	52.5%	28.5%	84.2%	$138.87	$140.10	(0.9%)	$72.89	$39.96	82.4%	1.7%
Birmingham, AL	4	66.3%	46.8%	41.7%	$120.53	$110.77	8.8%	$79.87	$51.78	54.2%	1.5%
Top 20 Markets	94	68.7%	47.5%	44.6%	$134.96	$125.71	7.4%	$92.66	$59.76	55.1%	58.4%

All Other Markets	121	63.9%	44.6%	43.3%	$112.88	$109.87	2.7%	$72.10	$49.05	47.0%	41.6%

Total Portfolio	215	66.0%	45.9%	43.8%	$123.19	$117.16	5.1%	$81.33	$53.81	51.1%	100.0%

Note: Market categorization based on STR designation. Top 20 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution.

Page | 19

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Region

Three Months Ended September 30

(Unaudited)

Region		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q3 2021	Q3 2020	% Change	Q3 2021	Q3 2020	% Change	Q3 2021	Q3 2020	% Change	Q3 2021
STR Region
East North Central	15	63.5%	37.3%	70.2%	$130.81	$95.93	36.4%	$83.09	$35.78	132.2%	5.7%
East South Central	25	75.8%	48.8%	55.3%	$133.20	$105.14	26.7%	$100.91	$51.27	96.8%	10.1%
Middle Atlantic	12	71.2%	49.5%	43.8%	$140.48	$104.71	34.2%	$99.97	$51.87	92.7%	4.0%
Mountain	21	67.9%	47.5%	42.9%	$120.33	$88.78	35.5%	$81.70	$42.21	93.6%	7.0%
New England	6	85.6%	54.1%	58.2%	$226.33	$138.79	63.1%	$193.70	$75.08	158.0%	7.4%
Pacific	31	79.2%	58.3%	35.8%	$171.76	$120.85	42.1%	$135.96	$70.41	93.1%	24.8%
South Atlantic	54	71.0%	48.1%	47.6%	$144.72	$114.42	26.5%	$102.81	$55.07	86.7%	25.2%
West North Central	17	67.8%	42.6%	59.2%	$122.36	$96.03	27.4%	$82.95	$40.95	102.6%	5.3%
West South Central	34	68.5%	47.6%	43.9%	$117.08	$88.84	31.8%	$80.15	$42.26	89.7%	10.5%

Total Portfolio	215	71.6%	48.7%	47.0%	$141.56	$106.13	33.4%	$101.32	$51.64	96.2%	100.0%

Note:  Region categorization based on STR designation.

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Region

Nine Months Ended September 30

(Unaudited)

Region		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2021	YTD 2020	% Change	YTD 2021	YTD 2020	% Change	YTD 2021	YTD 2020	% Change	YTD 2021
STR Region
East North Central	15	52.0%	36.4%	42.9%	$110.32	$102.40	7.7%	$57.38	$37.26	54.0%	3.7%
East South Central	25	68.6%	46.7%	46.9%	$120.60	$113.34	6.4%	$82.77	$52.94	56.3%	10.7%
Middle Atlantic	12	61.1%	41.4%	47.6%	$122.77	$113.27	8.4%	$75.03	$46.87	60.1%	2.8%
Mountain	21	65.3%	46.7%	39.8%	$108.82	$114.96	(5.3%)	$71.11	$53.73	32.3%	8.3%
New England	6	66.0%	46.5%	41.9%	$176.16	$114.86	53.4%	$116.19	$53.38	117.7%	4.9%
Pacific	31	74.0%	52.7%	40.4%	$143.12	$135.51	5.6%	$105.93	$71.48	48.2%	24.6%
South Atlantic	54	68.4%	47.7%	43.4%	$126.39	$121.05	4.4%	$86.42	$57.72	49.7%	28.1%
West North Central	17	58.7%	39.2%	49.7%	$115.35	$104.99	9.9%	$67.72	$41.13	64.6%	5.6%
West South Central	34	65.7%	44.8%	46.7%	$106.00	$104.83	1.1%	$69.66	$46.94	48.4%	11.3%

Total Portfolio	215	66.0%	45.9%	43.8%	$123.19	$117.16	5.1%	$81.33	$53.81	51.1%	100.0%

Note:  Region categorization based on STR designation.

Page | 20

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Chain Scale

Three Months Ended September 30

(Unaudited)

Chain Scale/Brand		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q3 2021	Q3 2020	% Change	Q3 2021	Q3 2020	% Change	Q3 2021	Q3 2020	% Change	Q3 2021
Upscale
AC Hotels	1	96.7%	59.0%	63.9%	$340.53	$155.66	118.8%	$329.24	$91.87	258.4%	3.5%
Aloft	1	44.4%			$225.50			$100.20			0.1%
Courtyard	33	68.0%	44.8%	51.8%	$154.27	$116.46	32.5%	$104.85	$52.14	101.1%	19.4%
Hilton Garden Inn	38	65.2%	43.8%	48.9%	$137.39	$95.10	44.5%	$89.53	$41.65	115.0%	15.2%
Homewood Suites	29	81.2%	66.9%	21.4%	$128.96	$103.23	24.9%	$104.69	$69.07	51.6%	11.7%
Hyatt House	1	70.4%	20.3%	246.8%	$103.72	$83.31	24.5%	$73.06	$16.95	331.0%	0.1%
Hyatt Place	3	63.1%	39.5%	59.7%	$120.40	$94.62	27.2%	$75.92	$37.38	103.1%	0.6%
Residence Inn	29	81.4%	61.8%	31.7%	$154.13	$121.73	26.6%	$125.50	$75.19	66.9%	18.8%
SpringHill Suites	9	68.9%	39.6%	74.0%	$119.46	$84.39	41.6%	$82.33	$33.39	146.6%	3.0%
Upscale Total	144	72.2%	51.4%	40.5%	$144.27	$107.96	33.6%	$104.22	$55.44	88.0%	72.4%

Upper Midscale
Fairfield	10	67.8%	33.5%	102.4%	$118.66	$86.56	37.1%	$80.40	$29.04	176.9%	2.9%
Hampton	36	67.7%	41.0%	65.1%	$138.07	$99.07	39.4%	$93.51	$40.58	130.4%	13.8%
Home2 Suites	10	81.8%	62.4%	31.1%	$141.37	$108.04	30.8%	$115.63	$67.44	71.5%	5.6%
TownePlace Suites	9	81.4%	62.2%	30.9%	$113.40	$94.32	20.2%	$92.35	$58.71	57.3%	3.5%
Upper Midscale Total	65	71.3%	45.4%	57.0%	$132.54	$98.68	34.3%	$94.56	$44.78	111.2%	25.8%

Upper Upscale
Embassy Suites	2	85.7%	61.6%	39.1%	$209.26	$150.19	39.3%	$179.39	$92.47	94.0%	2.2%
Marriott	2	46.1%	12.5%	268.8%	$132.54	$98.51	34.5%	$61.10	$12.32	395.9%	0.3%
Upper Upscale Total	4	59.5%	29.1%	104.5%	$169.90	$135.51	25.4%	$101.08	$39.47	156.1%	2.5%

Independents
Independents	2	73.8%	28.4%	159.9%	$136.85	$130.10	5.2%	$100.95	$36.91	173.5%	(0.7)%
Independents Total	2	73.8%	28.4%	159.9%	$136.85	$130.10	5.2%	$100.95	$36.91	173.5%	(0.7)%

Total Portfolio	215	71.6%	48.7%	47.0%	$141.56	$106.13	33.4%	$101.32	$51.64	96.2%	100.0%

Note:  Chain scale categorization based on STR designation.

Page | 21

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Chain Scale

Nine Months Ended September 30

(Unaudited)

Chain Scale/Brand		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2021	YTD 2020	% Change	YTD 2021	YTD 2020	% Change	YTD 2021	YTD 2020	% Change	YTD 2021
Upscale
AC Hotels	1	66.7%	58.2%	14.6%	$256.51	$89.52	186.5%	$171.18	$52.10	228.6%	2.2%
Aloft	1	44.4%			$225.50			$100.20			0.1%
Courtyard	33	60.7%	40.2%	51.0%	$129.58	$124.40	4.2%	$78.67	$50.01	57.3%	17.4%
Hilton Garden Inn	38	58.7%	42.0%	39.8%	$119.34	$111.20	7.3%	$70.11	$46.68	50.2%	14.4%
Homewood Suites	29	77.9%	60.8%	28.1%	$118.63	$115.63	2.6%	$92.46	$70.29	31.5%	13.7%
Hyatt House	1	57.8%	20.3%	184.7%	$105.66	$83.31	26.8%	$61.02	$16.95	260.0%	0.1%
Hyatt Place	3	61.5%	42.1%	46.1%	$114.17	$102.89	11.0%	$70.27	$43.27	62.4%	1.0%
Residence Inn	29	75.7%	57.3%	32.1%	$134.32	$129.12	4.0%	$101.63	$74.03	37.3%	19.4%
SpringHill Suites	9	66.0%	38.4%	71.9%	$102.04	$103.15	(1.1%)	$67.32	$39.59	70.0%	3.1%
Upscale Total	144	66.4%	47.8%	38.9%	$124.80	$118.37	5.4%	$82.91	$56.56	46.6%	71.4%

Upper Midscale
Fairfield	10	63.5%	35.7%	77.9%	$99.68	$102.05	(2.3%)	$63.27	$36.42	73.7%	2.7%
Hampton	36	62.0%	39.1%	58.6%	$121.32	$114.80	5.7%	$75.26	$44.84	67.8%	14.1%
Home2 Suites	10	78.2%	59.1%	32.3%	$123.51	$112.95	9.3%	$96.55	$66.76	44.6%	6.0%
TownePlace Suites	9	77.7%	57.8%	34.4%	$105.29	$103.01	2.2%	$81.77	$59.52	37.4%	4.1%
Upper Midscale Total	65	66.4%	43.5%	52.6%	$116.37	$111.00	4.8%	$77.25	$48.32	59.9%	26.9%

Upper Upscale
Embassy Suites	2	82.8%	61.4%	34.9%	$182.86	$154.47	18.4%	$151.33	$94.86	59.5%	2.5%
Marriott	2	41.0%	20.6%	99.0%	$123.96	$134.00	(7.5%)	$50.87	$27.63	84.1%	0.4%
Upper Upscale Total	4	55.1%	34.4%	60.2%	$153.84	$146.37	5.1%	$84.82	$50.42	68.2%	2.9%

Independents
Independents	2	64.5%	29.7%	117.2%	$125.31	$133.06	(5.8%)	$80.88	$39.53	104.6%	(1.2)%
Independents Total	2	64.5%	29.7%	117.2%	$125.31	$133.06	(5.8%)	$80.88	$39.53	104.6%	(1.2)%

Total Portfolio	215	66.0%	45.9%	43.8%	$123.19	$117.16	5.1%	$81.33	$53.81	51.1%	100.0%

Note:  Chain scale categorization based on STR designation.

Page | 22

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Location

Three Months Ended September 30

(Unaudited)

Location		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q3 2021	Q3 2020	% Change	Q3 2021	Q3 2020	% Change	Q3 2021	Q3 2020	% Change	Q3 2021
STR Location
Airport	18	74.1%	50.4%	47.0%	$121.96	$91.79	32.9%	$90.42	$46.24	95.5%	6.1%
Interstate	4	69.1%	50.8%	36.0%	$114.16	$94.39	20.9%	$78.92	$47.96	64.6%	1.1%
Resort	11	68.7%	44.4%	54.7%	$182.80	$154.89	18.0%	$125.60	$68.80	82.6%	8.1%
Small Metro/Town	11	72.2%	54.5%	32.5%	$107.54	$90.34	19.0%	$77.68	$49.25	57.7%	3.1%
Suburban	125	73.5%	51.4%	43.0%	$136.12	$104.09	30.8%	$100.05	$53.53	86.9%	53.7%
Urban	46	67.1%	41.4%	62.1%	$161.37	$110.57	45.9%	$108.26	$45.81	136.3%	27.9%

Total Portfolio	215	71.6%	48.7%	47.0%	$141.56	$106.13	33.4%	$101.32	$51.64	96.2%	100.0%

Note:  Location categorization based on STR designation.

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Location

Nine Months Ended September 30

(Unaudited)

Location		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2021	YTD 2020	% Change	YTD 2021	YTD 2020	% Change	YTD 2021	YTD 2020	% Change	YTD 2021
STR Location
Airport	18	71.1%	52.7%	34.9%	$109.27	$107.10	2.0%	$77.73	$56.43	37.7%	7.2%
Interstate	4	61.4%	47.2%	30.1%	$105.03	$97.30	7.9%	$64.54	$45.88	40.7%	1.3%
Resort	11	65.2%	44.7%	45.9%	$151.29	$145.84	3.7%	$98.59	$65.12	51.4%	7.9%
Small Metro/Town	11	70.5%	51.2%	37.7%	$103.50	$108.05	(4.2%)	$72.92	$55.36	31.7%	4.3%
Suburban	125	68.0%	47.3%	43.8%	$119.54	$115.02	3.9%	$81.32	$54.38	49.5%	55.0%
Urban	46	59.5%	39.9%	49.1%	$136.88	$124.14	10.3%	$81.40	$49.48	64.5%	24.3%

Total Portfolio	215	66.0%	45.9%	43.8%	$123.19	$117.16	5.1%	$81.33	$53.81	51.1%	100.0%

Note:  Location categorization based on STR designation.

Page | 23